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                                                                    EXHIBIT 17.1


IRA J. GELB, M.D.
18489 Long Lake Drive
Boca Raton, FL 33496-1984
Phone: (561) 493-7934
FAX: (561) 487-8992
email: junegelb@aol.com


                               Facsimile

                               To:    Dr. Ronald L. Goode and Board of Directors
                               @Fax:  (214) 353-0294
                               From:  IRA J. GELB, M.D.
                               Date:  Thursday, May 15, 2003 @ 2:32PM
                               Re:    Resignation from eXegenics
                               Pages: 1, including this


Dr. Ronald Goode and Board of Directors
eXegenics Inc.
2110 Research Row
Dallas, Texas  75235

Gentlemen,

I hereby resign as a director of eXegenics, inc. effective immediately. I feel compelled to take this action because of the increasing disagreement with management and apparent increasing dissatisfaction from shareholders.

         Very truly yours,

         /s/ Ira J. Gelb, M.D.
         Ira J.Gelb, M.D.